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                                                                    Exhibit 10.6

                                    INDEMNIFICATION AGREEMENT (the "Agreement"),
                           effective as of [ ], by and between Alcon, Inc., a corporation (Aktiengesellschaft) incorporated under the laws of Switzerland (the "Company") and [*](the "Indemnitee").


         WHEREAS the Indemnitee has been asked to serve [on the Board of Directors of the Company (the "Board")] [as an officer of the Company];

         WHEREAS it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify persons serving [as members of the Board] [as officers of the Company] to the fullest extent permitted by applicable law so that they will serve, or continue to serve, in such capacity free from undue concern that they will not be so indemnified; and

         WHEREAS the Indemnitee is willing to serve and continue to serve [on the Board] [as an officer of the Company] on the condition that he be so indemnified.


         NOW, THEREFORE, the Company and the Indemnitee agree as follows:

         SECTION 1. Services by the Indemnitee. The Indemnitee agrees to serve at the request of the Company as a [director of the Company (including, without limitation, service on one or more committees of the Board)] [an officer of the Company]. The Indemnitee may at any time and for any reason resign from any such position.


         SECTION 2. Indemnification-General. The Company shall advance Expenses (as hereinafter defined) to the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law from time to time. The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.


         SECTION 3. Proceedings Other Than Proceeding by or in the Right of the Company. The Indemnitee shall be
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                                                                               2

entitled to the right of indemnification provided in this Section 3 if, by reason of his Corporate Status (as hereinafter defined), he is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Company. Under this Section 3, the Company will indemnify the Indemnitee against Expenses if he acted in good faith and in the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe this conduct was unlawful.


         SECTION 4. Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this
Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged by a final and non-appealable judgment of a competent court or award of a competent arbitral body to be liable to the Company or if applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Company in such event if and to the extent that the court in which such Proceeding shall have been brought or is pending, shall so determine.


         SECTION 5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. (a) To the extent that the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits, in any
Proceeding, the Company will indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in defense of any
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                                                                               3

Proceeding but is successful on the merits, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each such successfully resolved claim, issue or matter. For purposes of this Section 5(a) and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. The provisions of this Section 5(a) are subject to
Section 5(b).

         (b) In no event shall the Indemnitee be entitled to indemnification of Expenses under Section 5(a) with respect to a claim, issue or matter to the extent (i) applicable law prohibits such indemnification, or (ii) an admission is made by the Indemnitee in writing to the Company or in such Proceeding or a determination is made in such Proceeding that the standard of conduct required for Indemnification under this Agreement has not been met with respect to such claim, issue or matter.

         SECTION 6. Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.


         SECTION 7. Advance of Expenses. (a) The Company shall advance all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 10 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after the final disposition of such Proceeding; provided, however, that the persons making the determination of the Indemnitee's entitlement to indemnification of Expenses under Section 8 (the "Reviewing Party") of this Agreement has not determined that the Indemnitee would not be permitted to be indemnified under applicable law. Such statement or statements shall reasonably evidence the Expenses incurred by or on behalf
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of the Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified against such Expenses.

         (b) The Company's obligation to advance Expenses pursuant to Section 7(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if the Indemnitee has commenced or thereafter commences legal proceedings pursuant to Section 10 of this Agreement to secure a determination that Indemnitee should be indemnified for Expenses under applicable law, any determination made by the Reviewing Party to the contrary shall not be binding and the Indemnitee shall not be required to reimburse the Company for any Expenses advanced until a final judicial determination is made with respect thereto. Any required reimbursement of Expenses by the Indemnitee shall be made by the Indemnitee to the Company within 10 days following the determination that the Indemnitee would not be entitled to indemnification of Expenses.

         SECTION 8. Procedure for Determination of Entitlement to Indemnification.(a) To obtain indemnification of Expenses under this Agreement, the Indemnitee shall submit to the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to such indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for such indemnification, advise the Board in writing that the Indemnitee has requested such indemnification.

         (b) Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee's entitlement thereto shall be made in the specific case by the Board by a majority vote of the Disinterested Directors
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(as hereinafter defined, even if less than a quorum). If it is so determined that the Indemnitee is entitled to indemnification of Expenses, payment to the Indemnitee shall be made within 10 days after such determination. The Indemnitee shall cooperate with the persons making such determination with respect to the Indemnitee's entitlement to indemnification, including providing to such persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination. Subject to the provisions of Section 10 hereof, any costs or expenses (including reasonable attorneys' fees and disbursements) incurred by the Indemnitee in so cooperating with the persons making such determination shall be borne by the Company, and the Company hereby indemnifies and agrees to hold the Indemnitee harmless from such costs and expenses.

         SECTION 9. Presumptions and Effect of Certain Proceedings.(a) In making a determination with respect to whether the Indemnitee is entitled to indemnification of Expenses hereunder, the Reviewing Party making such determination shall presume that the Indemnitee is entitled to such indemnification under this Agreement if the Indemnitee has submitted a request for such indemnification in accordance with Section 8(a) of this Agreement, and anyone seeking to overcome this presumption shall have the burden of proof by a preponderance of the evidence.

         (b) Subject to the terms of Section 14 below, the termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification of Expenses or create a presumption that the Indemnitee did not act in good faith and in the best interest of the Company.

         (c) For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee's action is based on the records or books of account of the Company, including financial statement, or on information supplied to the Indemnitee by any of the [other] officers of the Company in the course of
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                                                                               6

their duties, or on the advice of legal or financial counsel for the Company or the Board (or any committee thereof) or on information or records given or reports made by an independent certified public accountant or by an appraiser or other expert selected by the Company or the Board (or any committee thereof). The provisions of this Section 9(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failure to act, of any other director, trustee, partner, managing member, fiduciary, officer, agent or employee of the Company shall not be imputed to the Indemnitee for purposes of determining the right to indemnification of Expenses under this Agreement. Whether or not the foregoing provisions of this Section 9(c) are satisfied, it shall in any event be presumed that the Indemnitee has acted in good faith and in a manner he reasonably believed to be in the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof by a preponderance of the evidence.

         SECTION 10. Remedies of the Indemnitee. (a) In the event:

         (i) a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification of Expenses under this Agreement;

         (ii) the advance of Expenses is not timely made pursuant to Section 7 of this Agreement;

         (iii) payment of indemnification is not made pursuant to Section 6 of this Agreement within 10 days after receipt by the Company of a written request therefore; or

         (iv) payment of indemnification of Expenses is not made within 10 days after a determination has been made that the Indemnitee is entitled to such indemnification or such determination is deemed to have been made pursuant to
Section 8 or 9 of this Agreement,

the Indemnitee shall be entitled to an adjudication in an appropriate court at the place of incorporation of the
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Company to such indemnification or advancement of Expenses. The Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a); provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by the Indemnitee to enforce his rights under Section 5 of this Agreement.

         (b) In the event that a determination is made pursuant to Section 8 of this Agreement that the Indemnitee is not entitled to indemnification of Expenses, any judicial proceeding or arbitration commenced pursuant to this
Section 10 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification of Expenses or advancement of Expenses, as the case may be. If the Indemnitee commences a judicial proceeding pursuant to this Section 10, the Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 7 until a final and non-appealable judgment of a competent court is rendered with respect to the Indemnitee's entitlement to indemnification.

         (c) In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication; provided, however, if the court confirms the decision that the Indemnitee is not entitled to recover from the Company, then the Expenses incurred by the Indemnitee in connection with the judicial adjudication shall be borne by the Indemnitee.

         (d) Any judicial adjudication determined under this Section 10 shall be binding on the parties.

         SECTION 11. Nonexclusivity; Survival of Rights; Insurance; Subrogation.(a) The rights of indemnification of Expenses and to receive advancement of Expenses as
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provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the By-laws of the Company, any agreement, a vote of shareholders of the Company or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to the Indemnitee with respect to any action taken or omitted by the Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

         (b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors or officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies.

         (c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

         (d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.


         SECTION 12. Duration of Agreement. This Agreement shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of serving as [a director] [an officer] of the Company, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification of Expenses or advancement of Expenses hereunder and of any Proceeding
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                                                                               9

commenced by the Indemnitee pursuant to Section 10 of this Agreement relating thereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.


         SECTION 13. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby;
(b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or enforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


         SECTION 14. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification of Expenses or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Company except for any claim or Proceeding in respect of this Agreement and/or the Indemnitee's rights hereunder.


         SECTION 15. Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an
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original but all of which together shall constitute one and the same Agreement.


         SECTION 16. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the construction thereof.


         SECTION 17. Definitions. For purposes of this Agreement:

         (a) "Company" means Alcon, Inc., a corporation (Aktiengesellschaft) organized under the laws of Switzerland.

         (b) "Corporate Status" describes the status of a person who is or was [a director] [an officer] of the Company.

         (c) "Disinterested Director" means a director of the Company who is not and was not a party to, or otherwise involved in, the Proceeding for which indemnification is sought by the Indemnitee.

         (d) "Expenses" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs and printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

         (e) "Proceeding" includes any action, suit, claim, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, including appeals and petitions therefrom.

         (f) "Reviewing Party" has the meaning set forth in Section 7(a).
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         SECTION 18. Maintenance of Insurance. The Company shall use reasonable best efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors [and officers] of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company's performance of its indemnification obligations under this Agreement. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company's directors and officers. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

         SECTION 19. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         SECTION 20. Notice by Indemnitee. The Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder.

         SECTION 21. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and received on behalf of or by the party to whom said notice or other communication shall have been directed, or (ii) for mail originating from and delivered within the United States, mailed by U.S. certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed: (a) if to the Company: 6201 South Freeway, Fort Worth, TX 70134 USA, Attention: President; and (b) if to any other
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party hereto, including the Indemnitee, to the address of such party set forth on the signature page hereof; or to such other address as may have been furnished by any party to the other(s), in accordance with this Section.

         SECTION 22. Governing Law; Venue, etc. (a) THE PARTIES AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF SWITZERLAND.

         (b) ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BEFORE THE EXCLUSIVE JURISDICTION OF THE COURTS AT THE PLACE OF INCORPORATION OF THE COMPANY, BEING THE CANTON OF ZUG, SWITZERLAND.

         (c) ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE FILED IN AND LITIGATED SOLELY BEFORE THE COURTS LOCATED IN SWITZERLAND, AND EACH PARTY TO THIS AGREEMENT:(1) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF "FORUM NON CONVENIENS"; AND (2) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT. THE FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.

         SECTION 23. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                               Alcon, Inc.,

                                 by ___________________________________________
                                    Name:
                                    Title:
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                                                                              13



                                [X],

                                 by ___________________________________________
                                    Name:
                                    Title:
                                    Address: